Exhibit 5.1

Tel 503 243 2300 Fax 503 241 8014	Holland & Knight LLP 2300 U.S. Bancorp Tower 111 S.W. Fifth Avenue Portland, OR 97204-3626 www.hklaw.com

January 29, 2010

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, Kansas 66219

Ladies and Gentlemen:

We have acted as counsel to ICOP Digital, Inc., a Colorado corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (No. 333-162556) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), declared effective on October 28, 2009, the prospectus filed as part of the Shelf Registration Statement and dated October 16, 2009 (the “Base Prospectus”), and the prospectus supplement dated January 29, 2010, filed with the Commission under Rule 424(b)(2) of the Securities Act (the “Prospectus Supplement”), relating to the proposed offering of up to (i) 3,500,000 shares of the Company’s common stock, no par value per share (the “Shares”), (ii) warrants to purchase up to 3,500,000 shares of the Company’s common stock (the “Series 1 Warrants”), (iii) warrants to purchase up to 1,232,580 shares of the Company’s common stock (the “Series 2 Warrants” and, together with the Series 1 Warrants, referred to herein collectively as the “Warrants”), (iv) a placement agent warrant (the “Placement Agent Warrant”) to purchase (A) up to 105,000 shares of the Company’s common stock and (B) warrants (substantially similar to the Series 1 Warrants) to purchase up to 141,978 shares of the Company’s common stock (the “Placement Agent Series 1 Warrants”), and (v) shares of the Company’s common stock issuable upon exercise of the Warrants, including the Placement Agent Series 1 Warrants underlying the Placement Agent Warrant (the “Warrant Shares”).

In our capacity as counsel, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	The Shelf Registration Statement;

(b)	The Base Prospectus;

(c)	The Prospectus Supplement;

(d)	The Articles of Incorporation of the Company, including all amendments thereto, and the Third Amended and Restated Bylaws of the Company;

(e)	The Securities Purchase Agreement between the Company and select investors dated January 29, 2010 (the “SPA”);

(f)	Forms of the Series 1 Warrants and the Series 2 Warrants;

(g)	The Placement Agent Agreement between the Company and Chardan Capital Markets, LLC, dated January 29, 2010 (the “Placement Agent Agreement”); and

(h)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In rendering our opinion set forth herein, we have assumed, without independent investigation:

(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies; and

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

Our opinion set forth below is limited to the Colorado Business Corporation Act as in effect as of the date of this letter, including the statutory provisions, all applicable provisions of the Colorado constitution, and reported judicial decisions interpreting those laws.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares, the Warrants, the Placement Agent Warrant and the Placement Agent Series 1 Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Shelf Registration Statement, Base Prospectus, Prospectus Supplement, SPA and Placement Agent Agreement, will be validly issued, fully paid and nonassessable, and that upon exercise of the Warrants or the Placement Agent Series 1 Warrants from time to time (as the case may be), in accordance with the terms of the Warrants or the Placement Agent Series 1 Warrants, the Warrant Shares to be issued to the holders will be duly authorized, validly issued, fully paid, and non-assessable.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We understand that this opinion is to be used in connection with the Shelf Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

Holland & Knight LLP